                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               DIGENE CORPORATION
                               ------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                                          52-1536128
-----------------------------------                          --------------
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

        1201 Clopper Road
      Gaithersburg, Maryland                                   20878
----------------------------------------                     -----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


                     Digene Corporation 1999 Incentive Plan
                     --------------------------------------
                            (FULL TITLE OF THE PLAN)

                              Charles M. Fleischman
                      President and Chief Operating Officer
                                1201 Clopper Road
                          Gaithersburg, Maryland 20878
                      -------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (301) 944-7000
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:
                          Morris Cheston, Jr., Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                               1735 Market Street
                      Philadelphia, Pennsylvania 19103-7599

                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

--------------------------------------------------------------------------------------------
                                        Proposed          Proposed
Title of                                maximum           maximum
securities            Amount            offering          aggregate          Amount of
to be                 to be             price per         offering           registration
registered            registered(1)     share(2)          price(2)           fee
--------------------------------------------------------------------------------------------
Common Stock,
par value $.01
per share             1,000,000          $33.25           $33,250,000        $8,778
--------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend or the like.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company's Common Stock on October 10, 2000, $33.25, as reported on the Nasdaq National Market for the Company's Common Stock.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be given or sent to all employees who participate in the 1999 Incentive Plan as specified by Rule 428 under the Securities Act of 1933.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Digene Corporation (the "Company") (File No. 0-28194) or pursuant to the Securities Act of 1933, as amended (the "Securities Act") are incorporated herein by reference:

              (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2000; and

              (b) Item 1 of Registration Statement of the Company on Form 8-A dated April 11, 1996.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.       INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        As set forth below, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the DGCL, the Company shall indemnify each of its directors and officers against expenses (including reasonable costs, disbursements, and counsel fees) in connection with any proceeding involving such person by


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reason of having been an officer or director of the Company. In addition, the
Company has obtained the Directors' and Officers' Liability Insurance in the aggregate amount of $15,000,000 which insures its officers and directors against certain liabilities such persons may incur in their capacities as officers or directors of the Company.

        Articles EIGHTH and NINTH of the Company's Amended and Restated Certificate of Incorporation provides as follows:

               EIGHTH. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

               NINTH. (a) Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section (b) of this Article NINTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director

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

        or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (b) If a claim under Section (a) of this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

               (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.


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

ITEM 8.       EXHIBITS.

        4.1 Digene Corporation 1999 Incentive Plan (incorporated by reference to Exhibit A to Digene Corporation's Proxy Statement dated October 1, 1999 filed pursuant to Section 14(a) of the Securities Exchange Act).

        4.2 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended (File No. 333-2968)).

        5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

        23.1  Consent of Ernst & Young LLP.

        23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

        24    Power of Attorney (included in signature page).

ITEM 9.       UNDERTAKINGS

              The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on October 11, 2000.


                                    DIGENE CORPORATION


                                    By    /s/ Charles M. Fleischman
                                        --------------------------------
                                       Charles M. Fleischman, President,
                                       Chief Operating Officer and
                                       Chief Financial Officer


              Each person whose signature appears below in so signing also makes, constitutes and appoints Evan Jones and Charles M. Fleischman, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                             Title                Date
            ------------                           ------                ----

  /s/ Evan Jones                       Chairman and Chief Executive      October 11, 2000
-----------------------------          Officer (principal executive
           Evan Jones                  officer)



  /s/ Charles M. Fleischman            President, Chief Operating        October 11, 2000
-----------------------------          Officer, Chief Financial
       Charles M. Fleischman           Officer and Director
                                       (principal financial officer)



  /s/ Joseph P. Slattery               Vice President, Finance         October 11, 2000
------------------------------         (principal accounting officer)
        Joseph P. Slattery


  /s/ Wayne T. Hockmeyer               Director                        October 11, 2000
-----------------------------
        Wayne T. Hockmeyer


  /s/ John H. Landon                   Director                        October 11, 2000
-----------------------------
        John H. Landon


  /s/ Joseph M. Migliara               Director                        October 11, 2000
-----------------------------
        Joseph M. Migliara


  /s/ John J. Whitehead                Director                        October 11, 2000
-----------------------------
        John J. Whitehead



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                                  EXHIBIT INDEX


Number                                      Exhibit
------                                      -------
4.1     Digene Corporation 1999 Incentive Plan (incorporated by reference to
        Exhibit A to Digene Corporation's Proxy Statement dated October 1, 1999 filed pursuant to Section 14(a) of the Securities Exchange Act).

4.2     Specimen copy of Common Stock Certificate (incorporated by reference to
        Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended (File No. 333-2968)).

5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1    Consent of Ernst & Young LLP.

23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
        Exhibit 5).

24      Power of Attorney (included in signature page).